Exhibit 99.1

*** NEWS RELEASE ***

TO:	All Area News Agencies

FROM:	First Commonwealth
Financial Corporation

DATE/TIME	April 21, 2010/2:30 PM

FIRST COMMONWEALTH DECLARES QUARTERLY DIVIDEND

INDIANA, PA - First Commonwealth Financial Corporation (NYSE:FCF) has declared a dividend of $0.01 per share payable on May 14, 2010, to shareholders of record at the close of business April 30, 2010. “This dividend represents a decrease of $0.02 per share from our previous quarter” stated David S. Dahlmann, Chairman of First Commonwealth. “The Board of Directors felt that during these continued uncertain times it was prudent to continue to preserve capital and maintain our well capitalized position.”

About First Commonwealth Financial Corporation

First Commonwealth Financial Corporation is a $6.3 billion financial holding company headquartered in Indiana, Pennsylvania. It operates 115 retail branch offices in 15 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank and trust company. Financial services and insurance products are also provided through First Commonwealth Insurance Agency and First Commonwealth Financial Advisors, Inc.

CONTACT: First Commonwealth Financial Corporation

    Investor Relations: Donald A. Lawry, Vice President 724-349-7220

    Media: Susie Barbour, Communications & Media Relations Supervisor 724-463-5618

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